SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2005

BUTLER INTERNATIONAL, INC.

(Exact name of Registrant as specified in Charter)

MARYLAND	0-14951	06-1154321

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

110 Summit Avenue, Montvale, New Jersey 07645
(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code: (201) 573-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT
ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

     On July 18, 2005, Butler International, Inc. (Nasdaq: BUTLE) issued a press release announcing the granting of an extension of the deadline to file its most recent Form 10-K and Form 10-Q by the NASDAQ Listing Qualifications Panel to July 29, 2005. The Company expects that both the Form 10-K and the Form 10-Q will be filed on or before July 29, 2005. If the Company fails to file the Form 10-K or the Form 10-Q on or before July 29, 2005, the Company expects to request an additional extension from NASDAQ for the time to file such documents, although no assurance can be given that NASDAQ will agree to such extension. This press release is attached as Exhibit 99.1.

     In connection with the audit of its 2004 consolidated financial statements, the Company believes the review of its accounting treatment of Chief Executive Magazine, a related party, for the years ended December 31, 2004 and 2003 has been completed. Based on its review of the transaction with Chief Executive Magazine, the Company expects to include all of the accounts receivable and note receivable from Chief Executive Magazine in the Company’s long term assets for 2004, but does not expect any change to its earnings, or any other adjustment to its financial statements.

     Pending determination of compliance with NASDAQ’s filing requirements and compliance with all other requirements for continued listing on NASDAQ, the fifth character “E” will remain appended to the Company’s trading symbol. The Company is currently compliant with all other applicable NASDAQ rules.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (a)     Not applicable.

     (b)     Not applicable.

     (c)     Exhibits.

     The exhibit listed below is being furnished pursuant to Item 9.01.

Exhibit Number	Description
99.1	Press Release, dated July 18, 2005 announcing extension of deadline to file Form 10-K and Form 10-Q by NASDAQ Listing Qualifications Panel.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2005	BUTLER INTERNATIONAL, INC.
	By:	/s/ Edward M. Kopko
Edward M. Kopko
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated July 18, 2005 announcing extension of deadline to file Form 10-K and Form 10-Q by NASDAQ Listing Qualifications Panel.

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